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                                                                  Exhibit 24-b

                                MOBIL CORPORATION
                                -----------------

                  I, Carole J. Yaley, Secretary of Mobil Corporation, a corporation organized and existing under the laws of the State of Delaware, DO HEREBY CERTIFY that at a Meeting of the Board of Directors of Mobil Corporation held on Thursday, October 29, 1996 at which meeting a quorum was present, the following resolutions were adopted by the Board of Directors:

                  RESOLVED, that the Corporation approves the issuance by the Mobil Oil Corporation Employee Stock Ownership Plan Trust (the " ESOP Trust" ), at any time, and from time to time, of one or more series of debentures, notes or other debt obligations ("Debt Securities"), having an aggregate principal amount not in excess of $475,000,000, to be issued pursuant to the Indenture dared as of February 1, 1990 among the ESOP Trust, the Corporation and Continental Bank, National Association (the "Indenture"), as amended and supplemented, and to be guaranteed as to payment of principal and interest, and premium, if any, by the Corporation (the "Guaranties"), for purposes of refinancing (a) all or any part of each mandatory semi-annual sinking fund payment made by the ESOP Trust to the holders of its 9.l7% Sinking Fund Debentures Due February 29, 1990, (b) the payment due on maturity of such Debentures, and (c) all or any part of each payment due at the maturity of any debt obligations issued to refinance the payments referred to in (a) and (b) which payments have been guaranteed by the Corporation; and further

                  RESOLVED, that the Chairman of the Board, the President, the Chief Financial Officer and the Treasurer of the Corporation and each of them, acting alone, may at any time authorize one or more issues and sales of Debt Securities with Guaranties and in connection with such issues and sales, as provided in these Resolutions, take such action as may be necessary or appropriate in furtherance of the purpose of these Resolutions, agreeing as to the terms and conditions of the Guaranties of the Debt Securities and further agreeing as to the determination by the ESOP Trust relating to the Debt Securities of (1) the type of and designation of such Debt Securities which shall not be convertible into or exchangeable for any equity securities of the Corporation or subordinated in right of payment to any other securities and which shall rank equally with all other unsecured and unsubordinated indebtedness of the ESOP Trust; (2) the aggregate principal amount and denomination of such Debt Securities; (3) the initial offering price of such Debt Securities, which may be at a discount, and any discount received by, or commission paid to, any underwriter or underwriters or selling agent or agents;
(4) the date or dates on which such Debt Securities will mature; (5) the rare, if any, per annum at which such Debt Securities will bear interest; (6) the times at which such interest, if any, will by payable;
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(7) the sinking fund, if any; (8) the date, or dates, if any, after which such
Debt Securities may or will be redeemed and the redemption price or prices; (9) the denominations of such Debt Securities; (10) the portion of the principal amount of such Debt Securities which shall be payable upon acceleration if other than the principal amount; (11) the currency of denomination of such Debt Securities; (12) the designation of the currency or currencies in which payment of principal of, and interest and premium, if any, on, such Debt Securities will be made; (13) the manner in which the amount of payments or exchange rates will be determined with respect to payments of principal of, or interest and premium, if any, on such Debt Securities related to any index or currency other than the denominated currency; (14) the designation of any or all underwriters, selling agents, transfer agents or registrars; (15) the terms and conditions of any supplemental indentures to the Indenture or orders to the trustee under the Indenture which may be necessary to effect the issuance of the Debt Securities; and (16) subject to the terms of the Underwriting Agreement and the Distribution Agreement hereinafter referred to, the terms and conditions of any underwriting agreement or selling agent agreement or other agreement with any purchaser or purchasers of the Debt Securities and Guaranties (collectively, a " Sale Agreement"); and further

                  RESOLVED, that the proposed Registration Statement on Form S-3 ("Registration Statement") covering the offering of the Debt Securities with Guaranties under the Securities Act of 1933, as amended (the "Act"), a form of which has been presented to this meeting and is hereby directed to be filed with the records of this meeting, be and it hereby is, in all respects, approved; and further

                  RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized in the name and on behalf of the Corporation, to execute, personally or by attorney, and cause to be filed with the Securities and Exchange Commission under the Act the Registration Statement in substantially the form heretofore at this meeting approved, with such changes and insertions therein as the officer executing the same shall approve, such approval to be conclusively evidenced by his execution and delivery thereof, and thereafter to execute, personally or by attorney, and cause to be filed such amendments, and post effective amendments or supplements to said Registration Statement (subject to the authority of the Chairman of the Board, the President, the Chief Financial Officer and the Treasurer of the Corporation, and each of them, acting alone to take any and all action with respect to the foregoing as provided in these Resolutions) and to do all such other acts and things and to execute any and all such other documents as they or he shall deem necessary or advisable in connection with said registration of the Debt Securities and the Guaranties and the offering and issuance thereof; and further

                  RESOLVED, that Carole J. Yaley, Gordon G. Garney and Ralph
N. Johanson, Jr., be, and each of them with full power to act without the others hereby is, authorized to sign the Registration Statement and any and all amendments and supplements to such Registration Statement, on behalf of and as attorneys-in-fact for the Corporation and on behalf of and as attorneys-in-fact for the principal officers and/or any other
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officer of the Corporation, including without limitation the Chairman of the
Board and/or the President and/or each Vice President and/or the Secretary and/or the Treasurer and/or the Controller of the Corporation; and further

                  RESOLVED, that for purposes of the Registration Statement, Carole J. Yaley be, and she hereby is, appointed as the Corporation's agent for service of process and be named in the Registration Statement and authorized to receive notices and communications for the Corporation from the Securities and Exchange Commission in connection with the Registration Statement; and further

                  RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of the Corporation, an Underwriting Agreement or Agreements or a Distribution Agreement or Agreements or another Sale Agreement or Agreements in respect of the sale of all or any part of the Debt Securities and Guaranties with such underwriters, sales agents or purchasers, if any, as may be designated as provided in these Resolutions, in substantially the form approved by the Board of Directors of the Corporation on March 30, 1990, with such changes and insertions in any such Underwriting Agreement or Distribution Agreement as the officer executing the same shall subject to the authority of the Chairman of the Board, the President, the Chief Financial Officer and the Treasurer of the Corporation, or any of them, acting alone, to take any and all action with respect to the foregoing as provided in these Resolutions) approve, such approval to be conclusively evidenced by his execution and delivery thereof; and further

                  RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of the Corporation the Guaranties in substantially the forms approved by the Board of Directors of the Corporation on March 30, 1990; and further

                  RESOLVED, that the signatures of the officers of the Corporation authorized to execute the Guaranties may be the manual or facsimile signatures of the present or any future such authorized officers and may be imprinted or otherwise reproduced thereon, the Corporation for such purpose hereby adopting each such facsimile as binding upon it notwithstanding the fact that at the time the Debt Securities with Guaranties shall be authenticated and delivered or disposed of, the officer so signing the Guaranties shall have ceased to be such officer; and further

                  RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized to prepare and file from time to time applications with the New York Stock Exchange and other stock exchanges as the Corporation may deem appropriate for listing the Debt Securities with Guaranties on such exchanges, and the proper officers are hereby severally designated to appear before any department of a stock exchange in connection with such applications, with authority to make such changes in the applications and to make such agreements as the proper officers shall deem necessary or proper to conform with the
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requirements of such exchanges or as may be necessary to effect such listing and in accordance therewith to file on behalf of the Corporation a registration statement on Form 8-A or such other form as may be necessary with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, with respect to the registration of the Debt Securities and the Guaranties, and any amendments including post-effective amendments to such registration statements, in such forms as may be approved by the officers executing the same, the execution and filing thereof to constitute conclusive evidence of such approval; and further

                  RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized to execute an Indemnification Agreement with the New York Stock Exchange, and/or any other exchange in such form as may be required by or acceptable to such exchange, to indemnify or hold harmless such exchange, its governors, officers and employers, and its subsidiary companies and any innocent purchaser for value of any Debt Securities and Guaranties against any and all loss, liability, claim, damages or expenses (whether such claim be groundless or otherwise) including costs, disbursements and counsel fees, arising out of acts done in reliance upon the authenticity of the facsimile signatures of authorized officers of the Corporation resembling or purporting to be such facsimile signatures; and further

                  RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to take any and all action which they or he may deem necessary or advisable in order to effect the registration or qualification of all or part of the Debt Securities and the Guaranties, for offer and sale under the securities or Blue Sky laws of any of the states and other jurisdictions of the United States of America, and in connection therewith, to execute, acknowledge, verify, deliver, file and publish all such applications, reports, resolutions, consents to service of process, appointments of attorneys or agents to receive service of process, and other papers and instruments as may be required under such laws, and to take any and all further action which they may deem necessary or advisable; and further

                  RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized to make all payments of taxes, fees and expenses and to perform all such acts and things and to sign all such instruments, documents and certificates, and to take all such other steps, as they or he may deem necessary, appropriate or proper in connection with the issuance, sale, authentication and delivery of Debt Securities and Guaranties from time to time, to carry our the intent and purposes of the foregoing Resolutions.
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                  I further certify that the foregoing action is now in full force and effect.

                  IN TESTIMONY WHEREOF, I have signed my name and affixed the Corporate Seal at Fairfax, Virginia, this 12th day of November, 1998.



                                         /s/ Carole J. Yaley
                                         --------------------
                                         CAROLE J. YALEY
                                         SECRETARY
                                         MOBIL CORPORATION